The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Registration Statement No. 333-148054
Filed Pursuant to Rule 424(b)(2)

Subject to Completion, dated January 4, 2011
Pricing supplement to the Prospectus dated May 16, 2008,
the Prospectus Supplement dated January 25, 2010 and the Product Supplement dated December 3, 2010
US$    ●
Senior Medium-Term Notes, Series A
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to twenty nine separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the twenty nine offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.
•
Each issue of the offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price during the Monitoring Period, as described below.

•
RevEx 0024 to 0043 will have a term of approximately three months, RevEx 0044 to 0048 will have a term of approximately six months, and RevEx 0049 to 0052 will have a term of approximately twelve months.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.
•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.
•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price	Initial Stock Price *	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0024	Arch Coal, Inc.	ACI		9.30%	80% of the Initial Stock Price		06366QBM8	100%	●%	●% US$●
0025	American International Group, Inc.	AIG		12.85%	80% of the Initial Stock Price		06366QBN6	100%	●%	●% US$●
0026	AMR Corporation	AMR		11.75%	80% of the Initial Stock Price		06366QBP1	100%	●%	●% US$●
0027	Coinstar, Inc.	CSTR		18.00%	85% of the Initial Stock Price		06366QBQ9	100%	●%	●% US$●
0028	Digital River, Inc.	DRIV		10.15%	85% of the Initial Stock Price		06366QBR7	100%	●%	●% US$●
0029	Green Mountain Coffee Roasters, Inc.	GMCR		13.80%	75% of the Initial Stock Price		06366QBS5	100%	●%	●% US$●
0030	Hecla Mining Company	HL		25.50%	80% of the Initial Stock Price		06366QBT3	100%	●%	●% US$●
0031	LDK Solar Company, Ltd.	LDK		26.50%	75% of the Initial Stock Price		06366QBU0	100%	●%	●% US$●
0032	Las Vegas Sands Corp.	LVS		21.45%	80% of the Initial Stock Price		06366QBV8	100%	●%	●% US$●
0033	Molycorp, Inc.	MCP		22.85%	70% of the Initial Stock Price		06366QBW6	100%	●%	●% US$●
0034	MGM Resorts International	MGM		22.45%	80% of the Initial Stock Price		06366QBX4	100%	●%	●% US$●
0035	McMoRan Exploration Co.	MMR		20.50%	80% of the Initial Stock Price		06366QBY2	100%	●%	●% US$●
0036	Netflix, Inc.	NFLX		19.75%	80% of the Initial Stock Price		06366QBZ9	100%	●%	●% US$●
0037	Office Depot, Inc.	ODP		17.25%	80% of the Initial Stock Price		06366QCA3	100%	●%	●% US$●
0038	Royal Caribbean Cruises Ltd.	RCL		10.00%	80% of the Initial Stock Price		06366QCB1	100%	●%	●% US$●
0039	SandRidge Energy Inc.	SD		17.40%	80% of the Initial Stock Price		06366QCC9	100%	●%	●% US$●
0040	Sirius XM Radio Inc.	SIRI		21.00%	80% of the Initial Stock Price		06366QCD7	100%	●%	●% US$●
0041	Stillwater Mining Company	SWC		17.75%	80% of the Initial Stock Price		06366QCE5	100%	●%	●% US$●
0042	United Continental Holdings Inc.	UAL		11.60%	80% of the Initial Stock Price		06366QCF2	100%	●%	●% US$●
0043	Wynn Resorts, Limited	WYNN		9.25%	80% of the Initial Stock Price		06366QCG0	100%	●%	●% US$●

(continued on the next page)

0044	ATP Oil & Gas Corporation	ATPG	20.55%	75% of the Initial Stock Price	06366QCH8	100%	●%	●% US$●
0045	DryShips Inc.	DRYS	16.85%	75% of the Initial Stock Price	06366QCJ4	100%	●%	●% US$●
0046	Freeport-McMoRan Copper & Gold Inc.	FCX	11.55%	75% of the Initial Stock Price	06366QCK1	100%	●%	●% US$●
0047	United States Natural Gas Fund, LP	UNG	9.35%	75% of the Initial Stock Price	06366QCL9	100%	●%	●% US$●
0048	MEMC Electronic Materials, Inc.	WFR	10.90%	75% of the Initial Stock Price	06366QCM7	100%	●%	●% US$●
0049	Diamond Offshore Drilling, Inc.	DO	8.45%	80% of the Initial Stock Price	06366QCN5	100%	●%	●% US$●
0050	Ford Motor Company	F	8.45%	75% of the Initial Stock Price	06366QCP0	100%	●%	●% US$●
0051	Market Vectors Gold Miners	GDX	7.85%	75% of the Initial Stock Price	06366QCQ8	100%	●%	●% US$●
0052	Yahoo! Inc.	YHOO	7.50%	75% of the Initial Stock Price	06366QCR6	100%	●%	●% US$●
* The actual principal amount, interest rate and Initial Stock Price for each note will be set on the pricing date.

Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-5 of this pricing supplement, page PS-4 of the product supplement, page S-1 of the prospectus supplement and on page 5 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on or about January 31, 2011.
BMO CAPITAL MARKETS

Key Terms of all the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

(1) the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about January 26, 2011

Settlement Date:	On or about January 31, 2011

Monitoring Period:	The period from the pricing date to and including the Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash.

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the Valuation Date.

Automatic Redemption:	Not Applicable

Key terms of RevEx 0024 to 0043:		Key terms of RevEx 0044 to 0048:

Valuation Date:	April 26, 2011	Valuation Date:	July 26, 2011

Maturity Date:	April 29, 2011	Maturity Date:	July 29, 2011

Interest Payment Dates:	Interest on the notes will be payable monthly in arrears on February 28th, March 31st, and the maturity date.	Interest Payment Dates:	Interest on the notes will be payable monthly in arrears on February 28th, March 31st, April 29th, May 31st, June 30th, and the maturity date.

Key terms of RevEx 0049 to 0052:

January 26, 2012	January 26, 2012

January 31, 2012	January 31, 2012

Interest on the notes will be payable monthly in arrears on February 28th, March 31st, April 29th, May 31st, June 30th, July 29th, August 31st,  September 30th, October 31st, November 30th, December 30th, and the maturity date.

The pricing date and the settlement date are subject to change. The actual pricing date, settlement date, interest payment dates, Valuation Date and maturity date for each of the notes will be set forth in the final pricing supplement.

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to twenty nine separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement dated December 3, 2010, the prospectus supplement dated January 25, 2010 and the prospectus dated May 16, 2008.  This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated December 3, 2010:
http://www.sec.gov/Archives/edgar/data/927971/000121465910003184/c123100424b5.htm

•	Prospectus supplement dated January 25, 2010:
http://www.sec.gov/Archives/edgar/data/927971/000095012310004957/o58842b5e424b5.htm

•	Prospectus dated May 16, 2008:
http://www.sec.gov/Archives/edgar/data/927971/000095012310004953/o58753e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this terms sheet, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated December 3, 2010.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock). We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Arch Coal, Inc.

Arch Coal, Inc. mines, processes, and markets low sulfur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region. The company markets its coal primarily to electric utilities.  Its common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “ACI.”

Historical Information of the Common Stock of Arch Coal, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	33.79	27.18
	Second Quarter	42.08	30.33
	Third Quarter	37.00	27.76
	Fourth Quarter	45.21	32.99

2008	First Quarter	56.14	32.98
	Second Quarter	77.38	41.25
	Third Quarter	75.37	27.91
	Fourth Quarter	32.58	10.43

2009	First Quarter	20.62	11.77
	Second Quarter	19.94	12.53
	Third Quarter	24.00	13.01
	Fourth Quarter	25.86	19.42

2010	First Quarter	28.14	20.07
	Second Quarter	28.51	19.26
	Third Quarter	27.07	19.10
	Fourth Quarter	36.50	24.20

2011	First Quarter (through January 3, 2011)	36.50	35.53

American International Group, Inc.

American International Group, Inc. is a holding company which, through its subsidiaries provides a varied range of insurance and insurance-related activities in the United States and abroad. The company's main activities include both general and life insurance and retirement services operations as well as financial services and asset management. Its common stock is traded on the NYSE under the symbol “AIG.”

Historical Information of the Common Stock of American International Group, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	1449.00	1307.60
	Second Quarter	1459.40	1323.00
	Third Quarter	1413.60	1200.00
	Fourth Quarter	1402.60	1017.20

2008	First Quarter	1188.40	770.00
	Second Quarter	990.00	527.40
	Third Quarter	621.80	25.00
	Fourth Quarter	99.20	27.00

2009	First Quarter	39.80	6.60
	Second Quarter	43.80	19.40
	Third Quarter	55.90	8.22
	Fourth Quarter	47.41	27.40

2010	First Quarter	38.45	21.54
	Second Quarter	45.90	32.11
	Third Quarter	42.19	32.51
	Fourth Quarter	61.68	38.30

2011	First Quarter (through January 3, 2011)	58.40	57.00

AMR Corporation

AMR Corporation operates an airline that provides scheduled passenger, freight, and mail service throughout North America, the Caribbean, Latin America, Europe, and the Pacific. The company also provides connecting service throughout the United States, Canada, and the Caribbean. In addition, the company provides aviation services, call center management services, and investment advisory services. Its common stock is traded on the NYSE under the symbol “AMR.”

Historical Information of the Common Stock of AMR Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	41.00	29.68
	Second Quarter	33.20	24.88
	Third Quarter	29.32	20.28
	Fourth Quarter	26.00	13.65

2008	First Quarter	16.49	8.10
	Second Quarter	10.40	4.93
	Third Quarter	13.41	4.00
	Fourth Quarter	12.37	6.06

2009	First Quarter	12.47	2.41
	Second Quarter	6.50	3.11
	Third Quarter	9.24	3.93
	Fourth Quarter	8.28	5.11

2010	First Quarter	10.48	6.79
	Second Quarter	9.35	5.91
	Third Quarter	7.47	5.87
	Fourth Quarter	8.90	5.92

2011	First Quarter (through January 3, 2011)	7.97	7.81

Coinstar, Inc.

Coinstar, Inc. owns and operates vending machines and offers financial services. The company rents movies on DVD from vending machines; operates coin counting machines; and offers global money transfers and prepaid debit/credit cards. Its common stock is traded on Nasdaq Global Select Market under the symbol “CSTR.”

Historical Information of the Common Stock of Coinstar, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	31.65	28.30
	Second Quarter	34.97	30.20
	Third Quarter	34.00	30.37
	Fourth Quarter	34.71	24.69

2008	First Quarter	32.82	25.10
	Second Quarter	38.90	28.14
	Third Quarter	35.85	30.13
	Fourth Quarter	33.36	15.71

2009	First Quarter	33.00	18.85
	Second Quarter	37.65	25.00
	Third Quarter	38.28	24.80
	Fourth Quarter	36.00	23.49

2010	First Quarter	33.57	25.40
	Second Quarter	59.43	32.28
	Third Quarter	50.16	38.79
	Fourth Quarter	67.56	41.47

2011	First Quarter (through January 3, 2011)	57.47	54.94

Digital River, Inc.

Digital River, Inc. provides comprehensive electronic commerce outsourcing solutions to software publishers and online retailers. The company also provides data mining and merchandising services to assist clients in increasing Internet page view traffic to web sites. Its common stock is traded on the Nasdaq Global Select Market under the symbol “DRIV.”

Historical Information of the Common Stock of Digital River, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	58.67	47.80
	Second Quarter	60.30	43.73
	Third Quarter	49.71	41.71
	Fourth Quarter	53.52	32.38

2008	First Quarter	39.48	29.18
	Second Quarter	42.62	30.68
	Third Quarter	45.45	31.36
	Fourth Quarter	34.01	16.88

2009	First Quarter	31.16	19.09
	Second Quarter	41.19	29.28
	Third Quarter	41.17	32.91
	Fourth Quarter	40.99	21.84

2010	First Quarter	31.84	23.60
	Second Quarter	32.36	23.80
	Third Quarter	34.31	23.24
	Fourth Quarter	39.10	33.50

2011	First Quarter (through January 3, 2011)	35.51	34.74

Green Mountain Coffee Roasters Inc.

Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections. The company's products include single-origin, estate, certified organic, Fair Trade, signature blends, and flavored coffees sold under the Green Mountain Coffee Roasters brand. The company serves offices, supermarkets, and convenience stores, and operates a direct mail business. Its common stock is traded on NASDAQ Global Select Market under the symbol “GMCR.”

Historical Information of the Common Stock of Green Mountain Coffee Roasters Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	4.85	3.64
	Second Quarter	6.05	4.49
	Third Quarter	9.54	5.79
	Fourth Quarter	9.33	6.58

2008	First Quarter	9.29	5.56
	Second Quarter	9.94	6.47
	Third Quarter	9.33	6.99
	Fourth Quarter	9.11	5.19

2009	First Quarter	11.22	7.13
	Second Quarter	21.21	10.19
	Third Quarter	25.29	17.76
	Fourth Quarter	27.65	19.87

2010	First Quarter	32.83	26.04
	Second Quarter	33.20	21.85
	Third Quarter	37.95	24.84
	Fourth Quarter	38.86	26.14

2011	First Quarter (through January 3, 2011)	35.19	33.03

Hecla Mining Company

Hecla Mining Company explores, develops, and mines precious metals, gold and silver. The company has operations in the United States and Mexico. Its common stock is traded on the NYSE under the symbol “HL.”

Historical Information of the Common Stock of Hecla Mining Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	9.21	6.36
	Second Quarter	9.89	7.47
	Third Quarter	9.38	6.58
	Fourth Quarter	12.57	8.18

2008	First Quarter	12.79	8.06
	Second Quarter	13.10	7.40
	Third Quarter	9.94	4.00
	Fourth Quarter	4.91	1.03

2009	First Quarter	2.95	1.17
	Second Quarter	3.89	1.85
	Third Quarter	5.04	2.26
	Fourth Quarter	7.47	3.80

2010	First Quarter	6.99	4.27
	Second Quarter	6.47	4.90
	Third Quarter	6.44	4.52
	Fourth Quarter	11.52	6.20

2011	First Quarter (through January 3, 2011)	11.56	11.16

LDK Solar Company, Ltd.

LDK Solar Company, Ltd. manufactures multicrystalline solar wafers. The company sells multicrystalline wafers globally to manufacturers of photovoltaic products including solar cells and solar modules. Solar wafers are the principal raw material used to produce solar cells which convert sunlight into electricity. This Reference Stock is an ADR that trades on the NYSE under the symbol “LDK.”

Historical Information of the American Depository Receipts of LDK Solar Company, Ltd.

The following table sets forth the high and low prices of the Reference Stock from the second quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	Second Quarter	32.50	22.27
	Third Quarter	76.75	31.57
	Fourth Quarter	75.25	26.15

2008	First Quarter	51.60	19.64
	Second Quarter	47.62	27.20
	Third Quarter	52.40	26.02
	Fourth Quarter	33.87	9.49

2009	First Quarter	16.46	3.75
	Second Quarter	14.27	6.08
	Third Quarter	12.40	8.25
	Fourth Quarter	9.42	5.06

2010	First Quarter	8.41	5.86
	Second Quarter	8.53	4.97
	Third Quarter	10.84	5.00
	Fourth Quarter	14.97	9.63

2011	First Quarter (through January 3, 2011)	11.10	10.50

Las Vegas Sands Corp.

Las Vegas Sands Corp. owns and operates casino resorts and convention centers. The company operates in the United States, Macau and Singapore. The company’s casino's offer a wide range of gaming activities and entertainment as well as overnight accommodations, while its expo centers host a wide range of entertainment shows, expositions, and other activities. Its common stock is traded on the NYSE under the symbol “LVS.”

Historical Information of the Common Stock of Las Vegas Sands Corp.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	109.45	81.01
	Second Quarter	91.91	71.24
	Third Quarter	142.75	75.56
	Fourth Quarter	148.76	102.50

2008	First Quarter	105.35	70.00
	Second Quarter	83.13	45.30
	Third Quarter	59.00	30.56
	Fourth Quarter	37.00	2.89

2009	First Quarter	9.15	1.38
	Second Quarter	11.84	3.08
	Third Quarter	20.73	6.32
	Fourth Quarter	18.83	12.95

2010	First Quarter	22.49	14.89
	Second Quarter	27.84	18.09
	Third Quarter	35.87	20.73
	Fourth Quarter	55.46	34.61

2011	First Quarter (through January 3, 2011)	47.75	45.28

Molycorp, Inc.

Molycorp, Inc. produces rare earth minerals. The company produces rare earth products, including oxides, metals, alloys and magnets for a variety of applications including clean energy technologies, technology, and defense applications. Its common stock trades on the NYSE under the symbol "MCP."

Historical Information of the Common Stock of Molycorp, Inc.

The following table sets forth the high and low prices of the Reference Stock from the third quarter of 2010 through January 3, 2011.

		High ($)	Low ($)

2010	Third Quarter	29.99	12.12
	Fourth Quarter	55.22	26.07

2011	First Quarter (through January 3, 2011)	58.38	52.85

MGM Resorts International

MGM Resorts International operates gaming, hospitality and entertainment resorts. The company owns properties in Nevada, Mississippi and Michigan in the United States, and owns interests in properties in Nevada and Illinois in the United States, and Macau. The company also offers hospitality management services for casino and non-casino properties around the world. Its common stock trades on the NYSE under the symbol "MGM."

Historical Information of the Common Stock of MGM Resorts International

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	75.28	56.40
	Second Quarter	87.38	61.17
	Third Quarter	91.15	63.33
	Fourth Quarter	100.50	80.50

2008	First Quarter	84.92	57.26
	Second Quarter	62.90	33.00
	Third Quarter	38.49	21.65
	Fourth Quarter	27.70	8.00

2009	First Quarter	16.89	1.81
	Second Quarter	13.78	2.34
	Third Quarter	14.25	5.34
	Fourth Quarter	12.72	8.54

2010	First Quarter	12.86	9.32
	Second Quarter	16.66	9.60
	Third Quarter	11.55	8.92
	Fourth Quarter	15.09	10.70

2011	First Quarter (through January 3, 2011)	15.49	15.19

McMoRan Exploration Co.

McMoRan Exploration Co. explores for and produces oil and gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area. Its common stock trades on the NYSE under the symbol "MMR."

Historical Information of the Common Stock of McMoRan Exploration Co.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	15.53	11.03
	Second Quarter	15.72	12.51
	Third Quarter	17.93	12.96
	Fourth Quarter	15.80	10.72

2008	First Quarter	18.44	12.50
	Second Quarter	35.50	17.50
	Third Quarter	29.85	19.58
	Fourth Quarter	23.25	7.39

2009	First Quarter	12.35	3.14
	Second Quarter	7.71	4.26
	Third Quarter	9.35	4.72
	Fourth Quarter	9.78	6.77

2010	First Quarter	18.79	8.21
	Second Quarter	17.10	8.63
	Third Quarter	18.03	9.95
	Fourth Quarter	19.80	14.18

2011	First Quarter (through January 3, 2011)	17.59	17.17

Netflix, Inc.

Netflix, Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. The company also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock trades on the Nasdaq Global Select Market under the symbol "NFLX."

Historical Information of the Common Stock of Netflix, Inc.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	26.80	20.30
	Second Quarter	25.99	19.05
	Third Quarter	22.09	15.62
	Fourth Quarter	29.14	20.60

2008	First Quarter	39.65	20.38
	Second Quarter	40.90	26.05
	Third Quarter	33.97	26.40
	Fourth Quarter	30.66	17.90

2009	First Quarter	44.40	28.78
	Second Quarter	50.24	36.25
	Third Quarter	48.20	37.93
	Fourth Quarter	61.65	44.31

2010	First Quarter	75.65	48.52
	Second Quarter	127.95	73.62
	Third Quarter	174.38	95.33
	Fourth Quarter	209.24	147.39

2011	First Quarter (through January 3, 2011)	180.80	173.50

Office Depot, Inc.

Office Depot, Inc. operates a chain of office product warehouse stores in North America, Europe, Asia and Central America. The company sells branded merchandise and provides business services primarily to small and medium-sized businesses and the home office market. Its common stock trades on the NYSE under the symbol "ODP."

Historical Information of the Common Stock of Office Depot, Inc.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	39.66	32.24
	Second Quarter	37.01	30.10
	Third Quarter	31.07	18.09
	Fourth Quarter	22.79	13.08

2008	First Quarter	15.54	10.60
	Second Quarter	14.39	10.69
	Third Quarter	11.43	5.51
	Fourth Quarter	5.94	1.46

2009	First Quarter	4.16	0.59
	Second Quarter	5.37	1.26
	Third Quarter	6.94	3.48
	Fourth Quarter	7.83	5.57

2010	First Quarter	8.35	5.19
	Second Quarter	9.19	3.91
	Third Quarter	5.01	3.36
	Fourth Quarter	5.63	4.25

2011	First Quarter (through January 3, 2011)	5.86	5.63

Royal Caribbean Cruises Ltd.

Royal Caribbean Cruises Ltd. is a global cruise company operating a fleet of vessels in the cruise vacation industry. The company operates through brands which primarily serve the contemporary, premium and deluxe segments of the cruise vacation industry, which also includes the budget and luxury segments. Its common stock trades on the NYSE under the symbol "RCL."

Historical Information of the Common Stock of Royal Caribbean Cruises Ltd.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	46.36	38.97
	Second Quarter	45.16	40.57
	Third Quarter	42.95	33.89
	Fourth Quarter	43.96	37.37

2008	First Quarter	42.54	30.22
	Second Quarter	35.98	22.17
	Third Quarter	30.33	19.04
	Fourth Quarter	21.34	5.97

2009	First Quarter	15.49	5.40
	Second Quarter	17.62	7.75
	Third Quarter	24.99	11.80
	Fourth Quarter	27.39	18.95

2010	First Quarter	33.93	24.14
	Second Quarter	38.12	22.55
	Third Quarter	32.73	21.97
	Fourth Quarter	47.82	30.87

2011	First Quarter (through January 3, 2011)	47.81	47.18

SandRidge Energy Inc.

SandRidge Energy Inc. explores and produces natural gas and crude oil. The company and its subsidiaries own and operate gas gathering and processing facilities and CO2 treating and transportation facilities. The company conducts marketing and tertiary oil recovery operations. Its common stock trades on the NYSE under the symbol "SD."

Historical Information of the Common Stock of SandRidge Energy Inc.

The following table sets forth the high and low prices of the Reference Stock from the fourth quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	Fourth Quarter	36.09	29.53

2008	First Quarter	41.00	28.55
	Second Quarter	68.88	37.88
	Third Quarter	69.34	17.46
	Fourth Quarter	19.23	4.86

2009	First Quarter	8.78	4.49
	Second Quarter	11.83	6.31
	Third Quarter	15.00	7.44
	Fourth Quarter	14.07	7.97

2010	First Quarter	11.08	7.13
	Second Quarter	8.03	5.21
	Third Quarter	6.79	3.87
	Fourth Quarter	7.49	4.85

2011	First Quarter (through January 3, 2011)	7.59	7.34

Sirius XM Radio Inc.

Sirius XM Radio Inc. broadcasts various channels of audio from its satellites. The company provides its services throughout the continental United States for a monthly subscription fee. Sirius delivers various streams of commercial-free music in every genre, as well as streams of news, sports, weather, talk, comedy, and public radio. Its common stock trades on the Nasdaq Global Select Market under the symbol "SIRI."

Historical Information of the Common Stock of Sirius XM Radio Inc.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	4.24	3.18
	Second Quarter	3.24	2.66
	Third Quarter	3.59	2.71
	Fourth Quarter	3.94	2.76

2008	First Quarter	3.84	2.51
	Second Quarter	2.92	1.80
	Third Quarter	2.75	0.57
	Fourth Quarter	0.68	0.12

2009	First Quarter	0.43	0.05
	Second Quarter	0.63	0.30
	Third Quarter	0.78	0.37
	Fourth Quarter	0.68	0.51

2010	First Quarter	1.18	0.61
	Second Quarter	1.25	0.84
	Third Quarter	1.20	0.90
	Fourth Quarter	1.69	1.18

2011	First Quarter (through January 3, 2011)	1.72	1.66

Stillwater Mining Company

Stillwater Mining Company explores for, develops, extracts, processes, and refines platinum, palladium, and associated metals from the J-M Reef located in Stillwater and the East Boulder Mine near McLeod, Montana. The company also recycles automotive catalytic converters in its processing facility in Columbus, Montana. Its common stock trades on the NYSE under the symbol "SWC."

Historical Information of the Common Stock of Stillwater Mining Company

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	14.98	10.89
	Second Quarter	16.47	10.62
	Third Quarter	12.43	7.93
	Fourth Quarter	11.86	8.42

2008	First Quarter	22.72	7.55
	Second Quarter	18.89	10.10
	Third Quarter	12.02	5.60
	Fourth Quarter	5.93	1.76

2009	First Quarter	5.60	2.66
	Second Quarter	8.32	3.62
	Third Quarter	8.33	4.45
	Fourth Quarter	10.37	6.02

2010	First Quarter	14.51	9.40
	Second Quarter	18.47	10.71
	Third Quarter	17.36	10.53
	Fourth Quarter	22.85	15.38

2011	First Quarter (through January 3, 2011)	22.38	21.54

United Continental Holdings Inc.

United Continental Holdings Inc. is an airline holding company. The company owns and operates airlines that transport persons, property and mail throughout the United States and abroad. Its common stock trades on the NYSE under the symbol "UAL."

Historical Information of the Common Stock of United Continental Holdings Inc.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	51.56	36.64
	Second Quarter	44.32	31.62
	Third Quarter	50.00	35.90
	Fourth Quarter	51.60	33.48

2008	First Quarter	41.45	19.71
	Second Quarter	24.87	5.22
	Third Quarter	15.84	2.80
	Fourth Quarter	16.73	4.55

2009	First Quarter	12.88	3.45
	Second Quarter	6.90	3.08
	Third Quarter	9.76	3.07
	Fourth Quarter	13.33	6.23

2010	First Quarter	20.59	12.14
	Second Quarter	24.58	16.39
	Third Quarter	24.55	18.43
	Fourth Quarter	29.75	23.14

2011	First Quarter (through January 3, 2011)	25.15	24.12

Wynn Resorts, Limited

Wynn Resorts, Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China. The resorts feature guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships. Its common stock trades on the Nasdaq Global Select Market under the symbol "WYNN."

Historical Information of the Common Stock of Wynn Resorts, Limited

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	114.60	89.06
	Second Quarter	107.97	85.53
	Third Quarter	168.79	88.42
	Fourth Quarter	176.14	110.50

2008	First Quarter	124.77	90.92
	Second Quarter	116.54	77.67
	Third Quarter	119.73	69.27
	Fourth Quarter	83.69	28.21

2009	First Quarter	55.39	14.50
	Second Quarter	50.76	19.52
	Third Quarter	74.89	29.05
	Fourth Quarter	71.50	51.74

2010	First Quarter	77.95	59.70
	Second Quarter	93.99	71.00
	Third Quarter	95.85	73.12
	Fourth Quarter	117.50	85.81

2011	First Quarter (through January 3, 2011)	109.09	106.21

ATP Oil & Gas Corporation

ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. The company also operates in the shallow waters of the Gulf of Mexico and in the North Sea. Its common stock trades on the Nasdaq Global Select Market under the symbol "ATPG."

Historical Information of the Common Stock of ATP Oil & Gas Corporation

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	43.65	35.15
	Second Quarter	49.00	37.46
	Third Quarter	49.39	38.44
	Fourth Quarter	57.58	43.21

2008	First Quarter	52.25	28.89
	Second Quarter	47.35	26.55
	Third Quarter	41.50	16.17
	Fourth Quarter	18.69	3.89

2009	First Quarter	7.92	2.75
	Second Quarter	10.16	4.84
	Third Quarter	22.98	5.22
	Fourth Quarter	21.87	14.40

2010	First Quarter	20.57	12.72
	Second Quarter	23.97	8.16
	Third Quarter	14.72	8.85
	Fourth Quarter	17.44	13.06

2011	First Quarter (through January 3, 2011)	17.14	16.40

DryShips Inc.

DryShips Inc. owns and operates drybulk carriers. Commodities transported by the company consist of major bulks, which include iron ore, coal, and grain, and minor bulks such as bauxite, phosphate and steel products. The company also owns Ultra Deep Water Rigs. Its common stock trades on the Nasdaq Global Select Market under the symbol "DRYS."

Historical Information of the Common Stock of DryShips Inc.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	23.67	16.85
	Second Quarter	44.75	22.66
	Third Quarter	93.35	43.51
	Fourth Quarter	131.34	69.63

2008	First Quarter	88.49	48.24
	Second Quarter	116.43	58.65
	Third Quarter	81.45	30.52
	Fourth Quarter	38.86	3.04

2009	First Quarter	17.35	2.73
	Second Quarter	11.48	4.35
	Third Quarter	7.99	4.90
	Fourth Quarter	7.62	5.66

2010	First Quarter	6.95	5.07
	Second Quarter	6.82	3.57
	Third Quarter	4.99	3.28
	Fourth Quarter	6.44	4.06

2011	First Quarter (through January 3, 2011)	5.38	5.18

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company also, through a subsidiary, is involved in smelting and refining of copper concentrates. Its common stock trades on the NYSE under the symbol "FCX."

Historical Information of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	67.19	48.98
	Second Quarter	85.50	65.62
	Third Quarter	110.48	67.08
	Fourth Quarter	120.20	85.71

2008	First Quarter	107.37	69.10
	Second Quarter	127.23	93.00
	Third Quarter	117.08	51.24
	Fourth Quarter
		43.45	21.17
2009	First Quarter	61.55	36.60
	Second Quarter	73.43	43.19
	Third Quarter	87.35	63.01
	Fourth Quarter

2010	First Quarter	90.55	66.04
	Second Quarter	88.30	58.24
	Third Quarter	87.92	56.71
	Fourth Quarter	120.78	86.37

2011	First Quarter (through January 3, 2011)	122.50	119.15

United States Natural Gas Fund, LP

United States Natural Gas Fund, LP is an exchange-traded fund incorporated in the United States. The fund's objective is for the units' net asset value to reflect the performance of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the futures contract on natural gas traded on the New York Mercantile Exchange. Its common stock trades on the Nasdaq Global Select Market under the symbol "UNG." United States Commodity Funds LLC is the fund’s general partner and is responsible for the management of the fund.

Historical Information of the Shares of United States Natural Gas Fund, LP

The following table sets forth the high and low prices of the Reference Stock from the third quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	Third Quarter	45.58	33.23
	Fourth Quarter	44.54	33.61

2008	First Quarter	50.11	36.31
	Second Quarter	63.15	44.94
	Third Quarter	63.88	31.72
	Fourth Quarter	35.25	21.72

2009	First Quarter	25.83	14.69
	Second Quarter	17.48	12.69
	Third Quarter	14.19	8.94
	Fourth Quarter	12.21	8.50

2010	First Quarter	10.95	6.89
	Second Quarter	8.84	6.72
	Third Quarter	8.29	6.05
	Fourth Quarter	6.36	5.20

2011	First Quarter (through January 3, 2011)	6.38	6.16

MEMC Electronic Materials, Inc

MEMC Electronic Materials, Inc. produces silicon wafers. The company's products are used in computers, telecommunications equipment, automobiles, consumer electronics products, industrial automation and control systems, and analytical and defense systems. The company operates manufacturing facilities in Italy, Japan, Malaysia, South Korea, Taiwan, and the United States. Its common stock trades on the NYSE under the symbol "WFR."

Historical Information of the Common Stock of MEMC Electronic Materials, Inc

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	64.09	39.51
	Second Quarter	68.80	52.22
	Third Quarter	64.68	49.70
	Fourth Quarter	96.08	57.15

2008	First Quarter	91.45	59.41
	Second Quarter	78.31	60.87
	Third Quarter	60.99	25.15
	Fourth Quarter	29.65	10.00

2009	First Quarter	19.26	11.70
	Second Quarter	21.36	13.43
	Third Quarter	20.93	15.10
	Fourth Quarter	16.68	11.78

2010	First Quarter	15.67	11.50
	Second Quarter	16.99	9.78
	Third Quarter	12.18	9.19
	Fourth Quarter	13.74	10.81

2011	First Quarter (through January 3, 2011)	11.48	11.27

Diamond Offshore Drilling, Inc.

Diamond Offshore Drilling, Inc. drills offshore oil and gas wells on a contract basis. The company is a world-wide deep water driller that serves markets that include the deep water, harsh environment, conventional semisubmersible and jack-up markets. Its common stock trades on the NYSE under the symbol "DO."

Historical Information of the Common Stock of Diamond Offshore Drilling, Inc.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	87.90	73.50
	Second Quarter	107.29	80.63
	Third Quarter	115.75	86.06
	Fourth Quarter	149.30	103.36

2008	First Quarter	142.37	102.93
	Second Quarter	147.69	113.30
	Third Quarter	143.25	95.18
	Fourth Quarter	102.79	54.52

2009	First Quarter	71.49	53.31
	Second Quarter	94.05	61.25
	Third Quarter	97.27	74.43
	Fourth Quarter	108.77	92.00

2010	First Quarter	106.87	83.19
	Second Quarter	93.42	54.70
	Third Quarter	70.37	57.80
	Fourth Quarter	76.38	62.92

2011	First Quarter (through January 3, 2011)	68.07	65.50

Ford Motor Company

Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Its common stock trades on the NYSE under the symbol "F."

Historical Information of the Common Stock of Ford Motor Company

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	8.97	7.43
	Second Quarter	9.70	7.67
	Third Quarter	9.64	7.49
	Fourth Quarter	9.24	6.65

2008	First Quarter	6.94	4.95
	Second Quarter	8.79	4.46
	Third Quarter	6.33	4.17
	Fourth Quarter	4.95	1.02

2009	First Quarter	2.99	1.50
	Second Quarter	6.53	2.40
	Third Quarter	8.86	5.25
	Fourth Quarter	10.37	6.61

2010	First Quarter	14.54	10.06
	Second Quarter	14.57	9.75
	Third Quarter	13.24	10.02
	Fourth Quarter	17.42	12.12

2011	First Quarter (through January 3, 2011)	17.31	17.00

Market Vectors Gold Miners ETF

The Market Vectors Gold Miners ETF® is an investment portfolio maintained and managed by Market Vectors ETF Trust and advised by Van Eck Associates Corporation. The trust is a registered open-end investment company that consists of numerous separate investment portfolios, including the Market Vectors Gold Miners ETF®. The Market Vectors Gold Miners ETF® is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “GDX.”

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	43.32	36.20
	Second Quarter	42.85	36.63
	Third Quarter	45.96	32.79
	Fourth Quarter	53.60	42.31

2008	First Quarter	56.87	44.88
	Second Quarter	51.43	41.61
	Third Quarter	51.83	27.36
	Fourth Quarter	35.49	15.83

2009	First Quarter	38.93	27.15
	Second Quarter	45.10	30.81
	Third Quarter	48.40	34.05
	Fourth Quarter	55.40	40.92

2010	First Quarter	51.16	39.48
	Second Quarter	54.83	45.36
	Third Quarter	56.86	46.80
	Fourth Quarter	64.62	53.68

2011	First Quarter (through January 3, 2011)	62.02	60.40

Yahoo! Inc.

Yahoo! Inc. is a global Internet media company that offers an online guide to Web navigation, aggregated information content, communication services, and commerce. The company's site includes a hierarchical, subject-based directory of Web sites, which enables users to locate and access information and services through hypertext links included in the directory. Its common stock trades on the Nasdaq Global Select Market under the symbol "YHOO."

Historical Information of the Common Stock of Yahoo! Inc.

The following table sets forth the high and low prices of the Reference Stock from the first quarter of 2007 through January 3, 2011.

		High ($)	Low ($)

2007	First Quarter	32.84	25.26
	Second Quarter	33.61	26.61
	Third Quarter	27.80	22.27
	Fourth Quarter	34.07	22.80

2008	First Quarter	30.24	18.59
	Second Quarter	29.17	20.60
	Third Quarter	24.80	16.88
	Fourth Quarter	17.31	8.94

2009	First Quarter	14.14	10.81
	Second Quarter	16.98	12.60
	Third Quarter	17.94	13.97
	Fourth Quarter	18.02	14.82

2010	First Quarter	17.29	14.48
	Second Quarter	19.12	13.79
	Third Quarter	15.60	12.94
	Fourth Quarter	16.75	14.13

2011	First Quarter (through January 3, 2011)	16.94	16.68

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note.

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in a note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $80.00 (80.00% of the hypothetical Initial Stock Price), and a range of hypothetical Final Stock Prices and assuming that the closing price of the Reference Stock declines in the manner set forth in the column below, “Hypothetical Lowest Closing Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Lowest Closing Price during the Monitoring Period	Hypothetical Lowest Closing Price during the Monitoring Period Expressed as a Percentage of the Initial Stock Price	Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment at Maturity	Total Value of Payment Received at Maturity*
$70.00	70%	$110.00	110%	$1,000.00	$1,000.00
$75.00	75%	$90.00	90%	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$100.00	100%	$100.00	100%	$1,000.00	$1,000.00
$80.00	80%	$60.00	60%	10 shares of the Reference Stock or the Cash Delivery Amount	$600.00
$80.00	80%	$85.00	85%	$1,000.00	$1,000.00
$50.00	50%	$50.00	50%	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	$25.00	25%	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	$0.00	0%	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00
*
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $70.00 but the Final Stock Price is $110.00. Because the Final Stock Price of $110.00 is greater than the Initial Stock Price of $100.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Reference Stock closed at a price less than the Trigger Price during the Monitoring Period.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $75.00, which is less than the Trigger Price, and the Final Stock Price is $90.00, which is less than the Initial Stock Price. Because the Final Stock Price of $90.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock declined to a closing price that is less than the Trigger Price of $80.00 on at least one trading day during the Monitoring Period, you will receive at maturity the Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Because the Final Stock Price of the Reference Stock is $90.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $900.00 per $1,000 in principal amount of the notes.

Example 3: The closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any trading day during the Monitoring Period prior to the Valuation Date.  However, the closing price of the Reference Stock on the Valuation Date is $60.00, which is less than the Trigger Price.  Because the Final Stock Price of $60.00 is less than the Initial Stock Price of $100.00 and the Final Stock Price has declined to a closing price that is less than the Trigger Price of $80.00, you will receive the Physical Delivery Amount (or, at our election, the Cash Delivery Amount) at maturity. Because the Final Stock Price of the Reference Stock is $60.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $600.00 per $1,000 in principal amount of the notes.

Example 4: The Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any day during the Monitoring Period.  Because the closing price of the Reference Stock has not declined to a closing price that is less than the Trigger Price of $80.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00.

Regardless of the performance of the Reference Stock, or of the payment that you receive at maturity, you will receive Interest Payments, for each $1,000 principal amount note, in the aggregate amount of $30.00 over the term of the notes.  The hypothetical annualized Interest Rate of 12.00% (approximately 1.00%, or $10.00, per month) for three months results in total interest payments of $30.00.

Certain U.S. Federal Tax Information

Of each stated interest payment on RevEx 0024 (ACI): [ ]% of each stated interest payment (9.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0025 (AIG): [ ]% of each stated interest payment (12.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0026 (AMR): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0027 (CSTR): [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0028 (DRIV): [ ]% of each stated interest payment (10.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0029 (GMCR): [ ]% of each stated interest payment (13.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0030 (HL): [ ]% of each stated interest payment (25.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0031 (LDK): [ ]% of each stated interest payment (26.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0032 (LVS): [ ]% of each stated interest payment (21.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0033 (MCP): [ ]% of each stated interest payment (22.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0034 (MGM): [ ]% of each stated interest payment (22.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0035 (MMR): [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0036 (NFLX): [ ]% of each stated interest payment (19.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0037 (ODP): [ ]% of each stated interest payment (17.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0038 (RCL): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0039 (SD): [ ]% of each stated interest payment (17.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0040 (SIRI): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0041 (SWC): [ ]% of each stated interest payment (17.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0042 (UAL): [ ]% of each stated interest payment (11.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0043 (WYNN): [ ]% of each stated interest payment (9.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0044 (ATPG): [ ]% of each stated interest payment (20.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0045 (DRYS): [ ]% of each stated interest payment (16.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0046 (FCX): [ ]% of each stated interest payment (11.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0047 (UNG): [ ]% of each stated interest payment (9.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0048 (WFR): [ ]% of each stated interest payment (10.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0049 (DO): [ ]% of each stated interest payment (8.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0050 (F): [ ]% of each stated interest payment (8.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0051 (GDX): [ ]% of each stated interest payment (7.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Of each stated interest payment on RevEx 0052 (YHOO): [ ]% of each stated interest payment (7.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated December 3, 2010 under “Supplemental United States Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We reserve the right to withdraw, cancel or modify the offering of any of the notes and to reject orders in whole or in part.  You may cancel any order for the notes prior to its acceptance.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.